Exhibit 10.2

Lease Agreement

Aquentium, Inc. agrees to rent eight thousand square feet (8,000) square feet of office and manufacturing space located at 5188 Western Way Perris, CA 92571 from Sani-Dri, Inc.

The building is a commercial office and warehouse consisting of one level.

Office space includes: Reception area, two offices.

Term:

October 1, 2009 – September 20, 2010

Rate: .50 per square foot

Term:

October 1, 2010 – September 30, 2010

Rate: .60 per square foot

Term:

October 1, 2010 – May 2011

Rate: .75 per square foot

By:

Aquentium, Inc.

/s/ Mark Taggatz

Mark Taggatz, President

By:

Sani-Dri, Inc.

/s/ Sherry Wilson

Sherry Wilson, President